EXHIBIT 99.1

JAGUARING COMPANY

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2018 AND 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of Jaguaring Company

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Jaguaring Company (the “Company”) as of December 31, 2018 and 2017, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also include evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant recurring operating losses and accumulated deficit raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PKF O’Connor Davies, LLP

PKF O’Connor Davies, LLP

New York, New York

June 28, 2019

We have served as the Company’s auditor since 2019.

JAGUARING COMPANY

CONSOLIDATED BALANCE SHEETS

December 31, 2018 and 2017

	December 31,
	2018	2017
Assets
Current assets:
Cash	$24,597	$13,229
Financial instruments	20,000	—
Total current assets	44,597	13,229
Accounts receivable, net of allowance of $37,500 and $0	37,500	15,000
Inventory	56,196	—
Total assets	$138,293	$28,229

Liabilities and Stockholders' Equity
Current liabilities:
Accrued expenses	$107,739	$—
Loan payable	7,042	—
Interest payable	1,584	—
Noncurrent liabilities:
Convertible notes, net of discount	280,823	—
Total liabilities	397,188	—

Stockholders' equity (deficit):
Class A Common stock, $0.0001 par value, 5,000,000 and 1,000,000 shares authorized issued and outstanding as of December 31, 2018 and 2017,
respectively	500	100
Class B Common stock, $0.0001 par value, 99,000,000 and 11,000,000 shares authorized as of December 31, 2018 and 2017, respectively, and 29,684,637 and 2,791,127 shares issued and outstanding as of December 31, 2018 and
2017, respectively	2,968	279
Additional paid-in capital	5,769,453	4,598,559
Accumulated deficit	(6,031,816)	(4,570,709)
Total stockholders' equity (deficit)	(258,895)	28,229
Total liabilities and stockholders' equity (deficit)	$138,293	$28,229

The accompanying notes are an integral part of these financial statements.

JAGUARING COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2018 and 2017

	Year Ended
	December 31,
	2018	2017
Service revenue	$25,000	$56,889

Other income	1,038	—
Total income	26,038	56,889

Operating expenses:
Management and consulting fees - related parties	1,256,853	1,257,012
Business development	—	50,115
Legal and professional fees	46,306	—
Rent, utilities and office expenses	43,753	53,705
Travel expenses	15,637	29,113
Other general and administrative	40,861	13,828
Total operating expenses	1,403,410	1,403,773
Loss from operations	(1,377,372)	(1,346,884)
Other expense:
Unrealized loss on financial instrument	70,000	—
Interest expense, net	13,735	5,500
Net loss attributable to common shareholders	$(1,461,107)	$(1,352,384)
Net loss per Class A Common share—basic and diluted	$(0.04)	$(0.05)
Weighted average Class A Common shares outstanding—basic and diluted	5,000,000	5,000,000
Net loss per Class B Common share—basic and diluted	$(0.04)	$(0.05)
Weighted average Class B common shares outstanding—basic and diluted	29,684,637	22,234,251

The accompanying notes are an integral part of these financial statements.

JAGUARING COMPANY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2018 and 2017

							Total
					Additional		Stockholders'
	Class A Common Stock		Class B Common Stock		Paid-In	Accumulated	(Deficit)
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balances at January 1, 2017	1,000,000	$100	2,150,234	$215	$3,205,583	$(3,218,325)	$(12,427)
Shares issued pursuant to subscription agreements	—	—	51,115	5	91,995	—	92,000
Shares issued to employees and consultants	—	—	589,778	59	1,061,460	—	1,061,519
Capital contributions	—	—	—	—	239,521	—	239,521
Net loss	—	—	—	—	—	(1,352,384)	(1,352,384)
Balances at December 31, 2017	1,000,000	100	2,791,127	279	4,598,559	(4,570,709)	28,229
Shares issued pursuant to subscription agreements	—	—	5,556	—	10,000	—	10,000
Shares issued to employees and consultants	—	—	501,610	50	902,848	—	902,898
Stock split	4,000,000	400	26,386,344	2,639	(3,039)	—	—
Capital contributions	—	—	—	—	210,801	—	210,801
Discount on conversion price of convertible notes	—	—	—	—	50,284	—	50,284
Net loss	—	—	—	—	—	(1,461,107)	(1,461,107)
Balances at December 31, 2018	5,000,000	$500	29,684,637	$2,968	$5,769,453	$(6,031,816)	$(258,895)

The accompanying notes are an integral part of these financial statements.

JAGUARING COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2018 and 2017

	Year Ended
	December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(1,461,107)	$(1,352,384)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued to employees and consultants	902,898	1,061,519
Unrealized loss on financial instruments	70,000	—
Amortization of discount on convertible notes	12,207	—
Changes in operating assets and liabilities:
Accounts receivable	(22,500)	(15,000)
Inventory	(56,196)	—
Accrued expenses	107,739	—
Interest payable	1,584	(2,500)
Net cash (provided by) used in operating activities	(445,375)	(308,365)
Cash flows from financing activities:
Capital contributions	120,801	239,521
Proceeds from issuance of common stock	10,000	92,000
Proceeds from the issuance of convertible notes	318,900	—
Proceeds from issuance of loans payable	7,042	37,000
Repayments of loans payable	—	(47,000)
Net cash provided by financing activities	456,743	321,521
Net increase in cash	11,368	13,156
Cash at beginning of year	13,229	73
Cash at end of year	24,597	13,229

Supplemental information:
Cash paid for interest	—	8,000
Non-cash equity contribution	90,000	—

The accompanying notes are an integral part of these financial statements.

JAGUARING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018 and 2017

1.

ORGANIZATION

Jaguaring Company (“Jaguaring”) was incorporated in the state of Washington on July 6, 2012. The Company provides advisory and operational services to hemp and ancillary cannabis companies, serving as a full-service business accelerator working with startups and emerging brands nationwide. Headquartered in Seattle, Jaguaring guides clients through every phase of the startup process, including business planning and forecasting, funding and investment, human resources and legal, operations and manufacturing, and sales and marketing. Jaguaring’s go-to-market strategies and program implementation processes are designed with one goal in mind: to drive innovation and position startups for sustainable momentum and growth. The Company’s name is Jaguaring Company and does business as CannAvolve Holdings.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s Consolidated Financial Statements include the accounts of the Company and its wholly owned subsidiary, FBF, LLC (collectively, the “Company”). The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The financial statements have been prepared on a going concern basis, which assumes the realization of assets and satisfaction of liabilities in the normal course of business. The Company has recurring losses from operations and is dependent on raising additional funds or increases in revenue in order to sustain future operations. See Note 10. Subsequent Events.

The Company’s policy is to prepare its financial statements on the accrual basis of accounting, whereby revenue is recognized when earned and expenses are recognized when incurred.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of commitments and contingencies. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed and determinable and collectability is reasonably assured. The Company receives advisory fees for services performed for cannabis companies. During 2017, service revenue includes marketing services performed for one of the Company’s customers including performing target marketing analysis and mass market email campaigns.

JAGUARING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018 and 2017

Allowance for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Estimated allowances for doubtful accounts are reviewed periodically taking into account the customer’s recent payment history, the customer’s current financial statements and other information regarding the customer’s credit worthiness. Account balances are charged off against the allowance when it is determined the receivable will not be recovered.

Inventory

The Company purchases inventory and repackages them for online sales to customers. Inventory includes the cost of materials, which are stated at the lower of cost (determined on a weighted-average) or net realizable value. Inventory as of December 31, 2018, represents finished goods inventory.

Equity Method Investments

The Company recognizes equity method investments in companies that it determines it has a significant, but not controlling interest in. This typically occurs when the Company owns more than 20% of the voting common stock, but less than 50%. However, the Company performs an evaluation on whether a significant or controlling interest is obtained. When it is determined that the recognition of an equity method investment is appropriate, the initial measurement of the Company’s equity interest is recorded at cost. Costs include direct costs of acquiring the equity method investment, where internal costs are expensed as incurred.

The Company performs advisory services in exchange for an equity interest in its incubator investments. When it is determined that the Company has a significant, but not controlling interest in an incubator investment and equity method investment is recognized. As the initial measurement is recorded at cost, these investments generally have an initial value of zero. The Company subsequently recognizes its proportionate share of earnings and losses each period and adjusts its equity method investment. As of December 31, 2018 and 2017, the Company held an equity method investment in an incubator investment that had a zero value.

The Company may enter into additional intra-entity transactions with its incubator investments. The Company determines whether intra-entity transactions should be eliminated at the invoice level. This determination is dependent upon whether or not the transaction was at an arm’s length basis. Transactions with equity investment investments are determined to be on an arm’s length basis when the sales price approximates the fair value of the asset transferred, when the transaction has economic substance and when the sales price will be collected. Intra-entity profits and losses are eliminated in arm’s length transactions when they result in an asset that remains on the books of either party (e.g., services, fees). See Note 8. Related Party Transactions for additional information regarding intra-entity transactions during the years ended December 31, 2018 and 2017.

Risks

The Company is subject to risks incident to the hemp and ancillary cannabis industries. These include the risks associated with state and federal legislation and availability of funding. The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations in that specific state or local jurisdiction. While management of the Company believes that the Company is in compliance with applicable local and state regulations at December 31, 2018, medical cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

JAGUARING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018 and 2017

Concentration of Credit Risk

Financial instruments that are potentially subject to credit risk include cash and accounts receivable. The Company generally maintains balances in various accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash balances and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. The Company’s accounts receivable is unsecured, and the Company does not expect any counterparties to fail to meet their obligations.

During the year ended December 31, 2018, one customer accounted for over 90% of the Company’s revenue. During the year ended December 31, 2017, two customers accounted for all of the Company’s revenue. As of December 31, 2018 and 2017, the Company’s accounts receivable were due from one customer.

3.

COMMON STOCK

As of December 31, 2018, the Company’s Bylaws authorized the Company to issue 104,000,000 shares of $0.0001 par value common stock, including 5,000,000 Class A shares and 99,000,000 Class B shares. The rights of Class A common shareholders are identical to those of the Class B common shareholders with the addition of 12 times voting rights. During the year ended December 31, 2018, the Company issued a total of 5,556 shares (pre-split) of common stock at a price of $1.80 per share for total proceeds of $10,000. During the year ended December 31, 2018, the Company issued a total of 501,610 shares (pre-split) of common stock to employees and consultants for services performed. During the year ended December 31, 2018, the Company effected a 5-for-1 stock split of its authorized, issued and outstanding shares of Class A common stock. The Company also effected two 3-for-1 stock splits of its authorized, issued and outstanding shares of Class B common stock. The effect of the stock split is retroactively reflected in the Company’s calculation of weighted-average shares outstanding. See Note 4. Earnings Per Share for the Company’s computation of net loss per share.

As of December 31, 2017, the Company’s Bylaws authorized the Company to issue 12,000,000 shares of $0.0001 par value common stock, including 1,000,000 Class A shares and 11,000,000 Class B shares. During the year ended December 31, 2017, the Company issued a total of 51,115 shares (pre-split) of common stock at a price of $1.80 per share for total proceeds of $92,000. The Company also issued a total of 589,778 shares (pre-split) of common stock to employees and consultants for services performed.

As of December 31, 2018, no cash dividends have been declared or paid.

JAGUARING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018 and 2017

4.

NET LOSS PER SHARE

The Company calculates net loss per share in accordance with the two-class method as follows:

	Year Ended
	December 31,
	2018	2017
Class A Common Shares
Numerator:
Net loss attributable to common stockholders	$(1,461,107)	$(1,352,384)
Less: net loss attributable to Class B Common stockholders	1,250,479	1,104,096
Net loss attributable to Class A Common stockholders	$(210,627)	$(248,287)

Denominator:
Weighted average Class A common shares outstanding—basic and diluted	5,000,000	5,000,000
Net loss per share attributable to Class A common stockholders—basic and diluted	$(0.04)	$(0.05)

Class B Common Shares
Numerator:
Net loss attributable to common stockholders	$(1,461,107)	$(1,352,384)
Less: net loss attributable to Class A Common stockholders	210,627	248,287
Net loss attributable to Class B Common stockholders	$(1,250,479)	$(1,104,096)

Denominator:
Weighted average Class B common shares outstanding—basic and diluted	29,684,637	22,234,251
Net loss per share attributable to Class B common stockholders—basic and diluted	$(0.04)	$(0.05)

For the year ended December 31, 2018, the Company’s Convertible Notes were potentially dilutive common stock equivalents. During the year ended December 31, 2017, the Company did not have any potentially dilutive common stock equivalents outstanding. See Note 5. Borrowing Arrangements for additional information regarding the Convertible Notes. Net loss per Class A common share and Net loss per Class B common share reflect the retroactive impact of the stock splits further discussed in Note 3. Common Stock.

5.

BORROWING ARRANGEMENTS

Convertible Notes

During the year ended December 31, 2018, the Company issued $243,900 in series 1 and $75,000 in series 2 notes convertible into shares of the Company’s Class B Common stock (the “Series 1 Convertible Notes” and the “Series 2 Convertible Notes”, collectively the “Convertible Notes”). The Series 2 Convertible Notes bear interest at 8% per annum. The Series 1 Convertible Notes do not bear interest, but provide for a conversion price 20% below the Series 2 Convertible Notes upon the occurrence of a financing event. The Convertible Notes are convertible upon certain equity offering and other corporate events at a conversion price determined upon conversion. See Note 10. Subsequent Events. The Company recorded a $50,284 discount included in Additional paid-in capital representing imputed interest using an interest rate of 8% per annum, which will be amortized as interest expense over a three-year period through the maturity date ending in 2021. During the year ended December 31, 2018, the Company recorded $12,207 in interest expense related to the amortization of the discount.

JAGUARING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018 and 2017

The Company’s Convertible notes as of December 31, 2018 were comprised of the following:

	Series 1	Series 2	Total Convertible Notes
Principal balance	$243,900	$75,000	$318,900
Discount on conversion price	(50,284)	—	(50,284)
Amortization of discount	12,207	—	12,207
Balance, December 31, 2018	$205,823	$75,000	$280,823

Loans Payable

During the year ended December 31, 2017, the Company received various loans, which bear interest rates of up to 50% per annum. During the year ended December 31, 2017, the Company incurred interest expense of $5,500. As of December 31, 2017, the loans had been repaid in full.

During the year ended December 31, 2018, the Company received an initial payment of $7,042 related to a total of $235,415 in loans payable that were received during the year ending December 31, 2019. The loan matures in 2019 and bears interest at 10% per annum commencing on March 15, 2019 and is convertible into shares of INTB, as defined (see Note 10. Subsequent Events).

6.

FAIR VALUE MEASUREMENTS

Fair value as defined by GAAP is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•

Level One — Quoted prices in active markets for identical assets or liabilities.

•

Level Two — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•

Level Three — Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company’s Financial instruments included on the Balance Sheet as of December 31, 2018 represent its investment in the Common stock of an incubator investment that was recorded as a capital contribution from one of the Company’s officers. The Common stock was received by the Company’s officer in exchange for consulting and advisory services and assigned to the Company. During the year ended December 31, 2018, the Company recorded $90,000 of Capital contribution, which represented the fair value on the date that the Common stock was issued. The Company recorded $70,000 included in Unrealized loss on investments during the year ended December 31, 2018 associated with the change in fair value of the Common stock. This investment is included in Level One of the fair value hierarchy as it is a publicly traded stock and prices are observable on the over the counter market.

JAGUARING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018 and 2017

7.

INCOME TAXES

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or in the Company’s tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.

The Company accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties. To date, the Company has not taken any uncertain tax positions or recorded any reserves, interest or penalties.

The income taxes reflected on the Company’s Statements of Operations differ from the federal statutory rate as follows:

	Year Ended December 31,
	2018	2017
Income tax benefit at federal statutory rate	$(306,832)	$(473,334)
Expenses not deducted for tax purposes	240,055	469,688
Changes in valuation allowance	65,136	3,646
Other	1,641	—
Reported income tax benefit	$—	$—

The Company’s Deferred tax assets, net consisted of the following:

	December 31,
	2018	2017
Net operating loss carryforward	$(69,239)	$(4,103)
Valuation allowance	69,239	4,103
Deferred tax assets, net	$—	$—

The Company has $329,710 in net operating losses, $11,722 of which expire in years 2036 through 2037 and the remainder of which have no expiration but are subject to an 80% limitation.

8.

RELATED PARTY TRANSACTIONS

Common stock

During the years ended December 31, 2018 and 2017, the Company issued 501,610 (pre-split) and 589,778 (pre-split) shares of its Common stock to the founders and officers of the Company in exchange for their advisory and consulting services provided to its customers. During the years ended December 31, 2018 and 2017, the Company recognized management and consulting fees of $0.9 million and $1.1 million, respectively, associated with the issuance of stock to founders and officers in exchange for services provided to customers.

JAGUARING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018 and 2017

During the year ended December 31, 2018, the Company sold 5,556 (pre-split) shares of Common stock for $10,000 to the Mother of one of the Company’s founders and officers.

Capital Contributions

During the years ended December 31, 2018 and 2017, the Company recorded capital contributions of $210,801 and $239,521, respectively, related to payments in the form of cash and equity that were received related to advisory services performed by the Company’s founders that did not meet the revenue recognition criteria.

Intra-entity transactions with an equity method investment

As of December 31, 2018 and 2017, the Company has 50% ownership in an entity that it recognizes as an equity method investment. The value of the equity method investment was zero, and accordingly no amounts of equity or share of loss have been recorded in the Company’s financial statements.

During the years ended December 31, 2018 and 2017, the Company recorded $2,500 and $20,889 of revenue related to services provided to an incubator company for which the Company has determined that it has a significant, but not controlling interest. These amounts were determined to have been on an arms’ length basis and no corresponding asset or liability was recorded on either company’s balance sheet, therefore, no intra-entity eliminations were recorded with respect to these amounts.

Borrowing Arrangements

The Series 1 Convertible Notes includes $6,000 issued to the step-sibling of the Company’s co-founder and Chief Operating Officer under terms identical to those issued to unrelated parties.

During the year ended December 31, 2017, the Company had loans payable of $10,000 to the Company’s Chief Executive Officer and $16,000 to the father of the Company’s Chief Operating Officer. These amounts did not bear interest and were repaid in full prior to December 31, 2017.

During the year ending December 31, 2019, the Company entered into secured promissory notes of $400,000 that bear interest at 12% per annum and mature on July 31, 2019. The Company’s indirect ownership of an incubator investment was pledged as collateral for the promissory notes.

9.

COMMITMENTS AND CONTINGENCIES

The Company has contractor agreements in place with four of its officers and consultants. Pursuant to these agreements the officers and consultants perform services and are compensated in the form of cash and equity. The obligations under the contractor agreements can be terminated by either the Company or the contractor with 15-days written notice or sooner by the Company in the event of a breach in certain provisions as provided for in the contractor agreements.

The Company’s other commitments and contingencies may include the usual obligations and litigation incurred in the normal course of business. In the opinion of management, there are no loss contingencies that are probable or reasonably possible as of December 31, 2018.

JAGUARING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018 and 2017

10.

SUBSEQUENT EVENTS

On January 7, 2019, the Company issued an additional $2,500 of Series 1 Convertible Notes. On February 19, 2019, $77,561 of Series 2 Convertible Notes, including $2,561 of accrued interest, were converted at a rate of $0.20 per share into 387,803 shares of Class B common stock and $246,400 of Series 1 Convertible Notes were converted at a rate of $0.16 per share into 1,540,000 shares of Class B common stock.

On March 4, 2019, the Company entered into an Agreement and Plan of Reorganization with Intelligent Buying, Inc. (“INTB”), a California corporation listed on the OTC markets (the “Agreement”). Pursuant to the Agreement, INTB will issue up to 3,446,950 restricted shares of INTB common shares to acquire 100% of the issued and outstanding shares of Class A and Class B shares of Common stock.

During the year ending December 31, 2019, the Company received $228,373 in loans payable that bear interest at 10% per annum.

During the year ending December 31, 2019, the Company issued a total of 408,000 shares of Class B Common stock to employees and consultants for services rendered during the year ended December 31, 2018. Accrued expenses as of December 31, 2018 includes $81,600 in Management and consulting fees related to the stock issuance.